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                                   EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Cash America International, Inc. on Form S-8 (File No. 33-59733), of our report dated July 10, 1997, on our audit of the financial statements of the Cash America International, Inc. 401(k) Savings Plan as of December 31, 1996 and
1995 and for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.




COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
July 14, 1997